UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule14a-101)

INFORMATION REQUIRED INPROXYSTATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BIOLASE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules14a-6(i)(1) and 0-11

BIOLASE Advancing Dentistry TM Vote C 1234567890 ENDORSEMENT_LINE SACKPACK 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Online Go to www.investorvote.com/BIOL or scan the QR code — login details are located in the shaded bar below. Votes submitted electronically must be received by 1:00 a.m., Central Time, on May 2, 2024. Stockholder Meeting Notice 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the BIOLASE, Inc. 2024 Annual Stockholder Meeting to be Held on Meeting Date Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report/10K Wrap are available at: www.investorvote.com/BIOL Easy Online Access — View your proxy materials and vote. Step 1: Go to www.investorvote.com/BIOL. Step 2: Click on the icon on the right to view meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before Wednesday, April 17, 2024 to facilitate timely delivery. 2 N O T C O Y 03YSZB

Stockholder Meeting Notice BIOLASE, Inc.’s Annual Meeting of Stockholders will be held on Thursday, May 2, 2024 at BIOLASE Corporate Headquarters, 27042 Towne Centre Drive, Suite 270, Lake Forest, CA 92610, at 11:00 a.m. Pacific Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR each Director, FOR Proposal 2, 1 YEAR for Proposal 3 and FOR Proposals 4, 5, 6, 7, 8, 9 and 10. 1. Election of Directors: 01 - John R. Beaver 02 - Dr. Jonathan T. Lord 03 - Dr. Kathleen T. O’Loughlin 04 - Dr. Martha Somerman 05 - Dr. Kenneth P. Yale 2. An advisory vote to approve the compensation of the Company’s named executive officers 3. An advisory vote to approve the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers 4. Approval of the exercise of warrants issued on December 8, 2023 to purchase up to 2,221,880 shares of common stock under applicable rules and regulations of the Nasdaq Stock Market 5. Approval of the exercise of warrants issued on February 15, 2024 to purchase up to 2,221,880 shares of common stock under applicable rules and regulations of the Nasdaq Stock Market 6. Approval of the exercise of Class B warrants issued on February 15, 2024 to purchase up to 16,000,000 shares of common stock under applicable rules and regulations of the Nasdaq Stock Market 7. The approval of an amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “2018 LTIP”) to increase the number of shares of the Company’s common stock available for issuance under the 2018 LTIP by an additional 7,500,000 shares 8. The ratification of the appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 9. The approval of an amendment to the Company’s Restated Certificate of Incorporation, in substantially the form attached to the proxy statement as Exhibit B, to, at the discretion of the Board of the Company (the “Board”), effect a reverse stock split with respect to the Company’s issued and outstanding common stock, including stock held by the Company as treasury shares, at a ratio of 1-for-2 to 1-for-50 (the “Range”), with the ratio within such Range (the “Reverse Stock Split Ratio”) to be determined at the discretion of the Board and included in a public announcement 10. The approval of a proposal to adjourn the 2024 Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal Nos. 4, 5, 6 and 9 NOTE: The transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.investorvote.com/BIOL. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials BIOLASE, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by Wednesday, April 17, 2024.